                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Enterprise Financial Service Corp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       ENTERPRISE FINANCIAL SERVICES CORP
                                 150 N. MERAMEC
                             CLAYTON, MISSOURI 63105

                                  To be held on
                                 April 23, 2003

To the Shareholders of Enterprise Financial Services Corp:

Notice is hereby given that the Annual Meeting of Shareholders of Enterprise Financial Services Corp (the "Company") will be held at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, April 23, 2003, at 4:00 p.m. Central Standard time, for the following purposes:

          1. To elect 21 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

          2. To consider and act upon ratification of the selection of KPMG LLP as independent accountants for the year ending December 31, 2003.

          3. To approve and adopt the 2002 Stock Incentive Plan in the form attached as Appendix B to the proxy statement.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 10, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,


/s/ James C. Wagner

James C. Wagner, Secretary

Clayton, Missouri
April 4, 2003

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                 PROXY STATEMENT
                       ENTERPRISE FINANCIAL SERVICES CORP
                                 150 N. Meramec
                             Clayton, Missouri 63105

This Proxy Statement is furnished to the shareholders of Enterprise Financial Services Corp (the "Company" or "Enterprise Financial") by the Board of Directors of the Company in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on April 23, 2003, at The Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri 63141 or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. The Board of Directors of the Company solicits the proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 (the "Common Stock"), registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders of the Company commenced on or about April 4, 2003.

Only holders of Common Stock of record at the close of business on March 10, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding and entitled to be voted 9,532,616 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director. Approval and adoption of the 2002 Stock Incentive Plan requires the affirmative vote of holders of a majority of shares entitled to vote at the meeting. Ratification of the selection of independent accountants and approval of any other proposal which may be brought before the meeting each requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the matter. An abstention from voting on a matter by a stockholder present in person or by proxy will have no effect on the election of directors but will have the same legal effect as a vote against any other proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present and entitled to vote on the proposal. Such broker non-votes will have the same effect as a vote against the proposal to approve and adopt the 2002 Stock Incentive Plan, but will not have an effect on the votes for any other proposal.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the recommended independent accountants and FOR approving and adopting the 2002 Stock Incentive Plan.

Any proxy may be revoked at any time before it is voted by a written notice to the Secretary of the Company sent to the address shown below, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. The Company's corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

                            ------------------------
                The date of this Proxy Statement is April 4, 2003

                     ELECTION OF DIRECTORS - Proposal No. 1

The Board of Directors has nominated for election the 21 persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees except Peter F. Benoist, William H. Downey, Robert E. Guest Jr., Jerry McElhatton and James J. Murphy, Jr. have previously been elected by the shareholders of the Company. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company's subsidiaries, including Enterprise Bank (the "Bank").

Effective July 1, 2002, Kevin C. Eichner, Vice Chairman of the Board of Directors since the inception of the Company, was named President and Chief Executive Officer. Fred H. Eller, former President and Chief Executive Officer, resigned as an employee on September 30, 2002 after a three-month transition period with Mr. Eichner.

Effective October 1, 2002, Peter F. Benoist was named Chairman and Chief Executive Officer of the Bank. Mr. Benoist was also named Executive Vice President of the Company and was subsequently appointed to the Board of Directors and Executive Committee.

There are no family relationships between or among any directors or executive officers of the Company, other than Robert E. Guest, Jr. who is the son-in-law of Ronald E. Henges, both of whom are members of the Board of Directors. Except as may be noted below, none of the Company's directors or executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

----------------------------------------------------------------------------------------------------------------------
                                                                                                            Director
Name                             Principal Occupation and Five Year Business Experience              Age    Since (a)
----------------------------------------------------------------------------------------------------------------------

Kevin C. Eichner         President and Chief Executive Officer of the Company since 2002; Vice       52     1995
                         Chairman of the Company since 1995; Chief Executive Officer,
                         GenAmerica Financial Corporation (financial services) 2000-2002;
                         Executive Vice President, General American 1997-2000; President,
                         Collaborative Strategies (management consulting) 1983-1997.

Paul J. McKee, Jr.       Chairman of the Company since 2001; Co-founder, Paric Corporation           57     2001
(Chairman of the Board)  (design/build contracting business) 1979; Director, Paric Corporation
                         (design/build contracting business) since 2002; Chief Executive
                         Officer of Environmental Management Corp (environmental operations firm) 1982-2002; Advisory member of the Board, Environmental
                         Management Corp since 2002; Chief Executive Officer of McEagle
                         Development (real estate development and operations firm) since 1995.

Peter F. Benoist         Executive Vice President of the Company and Chairman and Chief              55     2002
                         Executive Officer of Enterprise Bank since 2002; Executive Director,
                         St. Louis Regional Housing and Community Development Alliance (RCGA)
                         1999-2002; Regional Chairman, Firstar Corporation 1997-1999; Executive
                         Vice President, Mark Twain Bancshares 1984-1997.


Paul R. Cahn             President, Elan Polo Imports, Inc. (importer of women's and children's      77     1996
                         casual shoes) since 1976

William H. Downey        President, Kansas City Power & Light Company (electric utility) since       58     2002
                         2000; Executive Vice President, Great Plains Energy, Inc. since 2002;
                         President, Unicom Electric Services (energy market and services)
                         1997-1999; Vice President, Commonwealth Edison Company (electric utility) 1982-1999.

Robert E. Guest, Jr.     Partner, Benson & Guest LLP (law firm) since 1986.                          48     2002

Ronald E. Henges         Chairman of the Board of the Company 1995-2001; Former Chief Executive      70     1995
                         Officer, Creve Coeur Camera (multi-store retailer of camera and video equipment); President and Chief Executive Officer of Henges Associates,
                         Inc. (manufacturer and installer of prefabricated wall systems) 1991-1995.

Richard S. Masinton      Chief Administrative Officer and Chief Financial Officer, Russell           61     2000
                         Stover Candies (candy manufacturer) since 1997; Chief Financial
                         Officer Westlake Hardware (retail hardware) 1989-1997.

Jerry McElhatton         President, Global Technology and Operations for Mastercard International    64     2002
                         (credit card services) since 1994.

William B. Moskoff       President Tyler Group (veterinary pharmaceuticals) since 1996;              60     1998
                         President and Chief Operating Officer, Bock Pharmacal (prescription pharmaceutical company) 1993-1996.

Birch M. Mullins         President, Lindbergh Warson Properties since 1988; Vice President of        59     1996
                         Duke Realty Investments (real estate) 1997-1998; President, Baur
                         Properties (developer of commercial real estate properties) 1992-1997.

James J. Murphy, Jr.     President and Chief Executive Officer, Murphy Company (mechanical           59     2002
                         specialty contracting firm) since 1979.

Ted A. Murray            President of Grubb & Ellis/The Winbury Group (commercial real estate        54     2000
                         firm) since 1989.

Stephen A. Oliver        President of SKO Automotive Group (owner of several car dealerships)        56     2001
                         since 1995.

Robert E. Saur           Chairman and President, Conrad Properties (developer of commercial and      59     1995
                         residential real estate properties) since 1975.

Jack L. Sutherland       President and Chief Operating Officer of Enterprise Bank since 2000;        59     2000
                         President, Aurora Products (manufacturer) 1999; Vice Chairman
                         Mercantile Bank Kansas City  1997-1998; Regional President and Chief
                         Executive Officer Mark Twain Bank Kansas City 1990-1997.

Paul L. Vogel            President, Enterprise Trust (financial planning and trust division of       36     1998
                         Enterprise Bank) since 1998; Practice leader of the Private Client
                         Services Group with Arthur Andersen LLP 1997-1998.

Henry D. Warshaw         President, Virtual Realty Enterprises (real estate investments) since       49     1996
                         1998; Principal, Moneta Group (provider of financial planning products and services) 1990-1998.

Ted C. Wetterau          Chairman and Chief Executive Officer, Wetterau Associates (family           76     1997
                         holdings) since 1992.

James L. Wilhite         President, Stange Corporation (manufacturer of marketing and incentive      69     1996
                         items) since 1990.

James A. Williams        Chief Executive Officer, Sunset Transportation (trucking brokerage          50     1996
                         and consulting firm) since 2002; President, Sunset Transportation
                         (trucking brokerage and consulting firm) 1990-2002.

(a) Excludes the period served as director of Enterprise Bank prior to its reorganization into a wholly owned subsidiary of this Corporation in 1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

                              Director Compensation

In the past, the Company issued Stock Appreciation Rights (SARs) to Directors to compensate them for their service. However, in December 2001, the Company gave Directors who held SARs the opportunity to continue with the SAR program or forfeit their existing SARs in favor of receiving cash compensation on a per-meeting-attended basis. For Directors who chose to stay under the SAR Plan, the Company has the option to pay vested SARs either in the form of cash or the Company's Common Stock. If the cash option was chosen, Directors receive cash payments which are currently set at $100 per board meeting and $50 per committee meeting attended beginning with the January 16, 2002 meeting and retroactive pay for meetings attended since the SARs were granted. Directors who are employees of the Company are not eligible to receive any form of compensation for their services as directors.

Beginning January 1, 2003, Directors, except Chairman McKee, who serve on the Executive Committee, Audit Committee or serve as a Banking Unit Chairman, receive a monthly retainer of $500 per month in addition to the meeting fees noted above.

In October 2001, Chairman McKee began serving under a consulting agreement from which he receives $40,000 annually.

                          Board and Committee Meetings

The Board met 9 times in 2002. All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2002 except Directors Henges, Masinton, Murray and Wetterau.

Executive Committee. In May 2002, the Board approved the formation of a new Executive Committee. The new Executive Committee, which also serves as the nominating committee for potential new directors, is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law. The committee meets twice a month and additionally as necessary, and all actions by the committee are reported at the next regular Board of Directors meeting. The Executive Committee, which consists of Directors McKee, Eichner, Benoist, Mullins, Oliver, Sauer and Warshaw, and one additional director who serves on a rotating basis for three meetings, met 16 times in 2002.

Audit Committee. The Audit Committee, which consists of Directors Masinton, Mullins and Moskoff, met 5 times in 2002. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company's systems of internal financial controls. The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company's independent public accountants.

The Audit Committee has not at this time designated a "financial expert" as that term is used in the Sarbanes-Oxley Act of 2002. The Board is considering the issues related to and the ramifications of such a designation. In addition, only recently have rules been issued by the Securities and Exchange Commission concerning financial experts. The Board is studying these rules. The Board may elect to designate a financial expert at any time.

In the opinion of the Company's board, none of the Directors Masinton, Mullins or Moskoff, has a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them are or have been for the past three years employees of the Company or the Bank, and none of their immediate family members are or have for the past three years been executive officers of the Company or the Bank. In the opinion of the Company's board, each of Directors Masinton, Mullins and Moskoff are "independent directors", as that term is defined in Rule 4200
(a)(15) of the NASDAQ rules. Although the Company is not listed on NASDAQ, the Company has used NASDAQ's independence criteria in making this judgment in accordance with applicable SEC rules.

As noted in the Audit Committee's charter, the Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors.

Audit Committee Report. The Audit Committee submits the following report:

     The Audit Committee operates under a written charter approved by the Board of Directors which is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence, and discussed with the auditors their independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual

         Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

         Respectfully submitted by the Audit Committee,
         Richard S. Masinton    Birch M. Mullins    William B. Moskoff

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2002, and the reviews of the financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission for 2002 were $120,000.

Financial Information Systems Design and Implementation Fees. KPMG LLP did not perform any services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during 2002.

All Other Fees. The aggregate fees billed for all other services rendered by KPMG LLP in 2002 totaled $197,847, including consultation on various accounting matters of $61,650 and tax-related services of $136,197.

Compensation Committee. The Compensation Committee consists of Directors McKee, Mullins, Oliver, Sauer, and Warshaw. The Compensation Committee reviews and recommends salaries, bonuses and benefits for officers and certain other employees of the Company. The Compensation Committee also supervises the operation of the Company's compensation plans. The Compensation Committee met 16 times in 2002. The Compensation Committee reports back to the full board. None of the members of the Compensation Committee is or has been an officer or employee of the Company. During fiscal year 2002, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

Compensation Committee Report. The Compensation Committee submits the following report:

         Mr. Eichner's compensation as Chief Executive Officer is tied to the performance of the Company as a whole. His salary in calendar 2002 for the period commencing on July 1, 2002 was $150,000 with a bonus of $150,100, or approximately 100% of his base salary. His bonus was based on the committee's evaluation of his performance and the extent to which he met the committee's expectations. At the beginning of each year, the Board and Mr. Eichner establish certain targeted financial and operating goals for that calendar year. The targets are consistent with the financial plan adopted by the Board and may include goals such as earnings per share, consolidated return on equity, asset quality and performance of specific units. Mr. Eichner's compensation is largely dependent upon meeting the targeted goals and objectives.

         Each of the other executive officers of the Company develops similar goals and objectives each year that are tailored to his or her particular function within the Company. Like Mr. Eichner, the compensation and bonus awarded to each executive are largely dependent upon the fulfillment of their respective goals and objectives. Typically, the executive officers have goals that are unit specific, such as net operating income as defined, within a banking unit. They also have company-wide goals to increase shareholder value and the net worth of the Company. All factors, both financial and strategic, are taken into consideration when determining compensation. Compensation is also determined by employee performance, contribution to the Company, market comparability, Company performance, and other factors. Each executive officer's compensation is comprised of salary, bonus, options and other benefits that are focused upon performance rather than longevity with the Company.

     Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company's chief executive officer and four other highest compensated officers to the extent that the officer's compensation (other than qualified performance-based compensation) exceeds $1 million. The Compensation Committee intends to award executive compensation that meets the Section 162(m) deductibility requirements, subject to the Compensation Committee's exercising its discretion to award non-deductible compensation when it considers it in the best interests of the Company and stockholders to do so.

          Respectfully submitted by the Compensation Committee,
          Paul J. McKee, Jr.       Birch M. Mullins       Stephen A. Oliver
          Robert E. Sauer          Henry D. Warshaw


                               Executive Officers

-------------------------------------------------------------------------------------------------------------------

Name                                 Principal Occupation and Five Year Business Experience                   Age
-------------------------------------------------------------------------------------------------------------------
Kevin C. Eichner         President and Chief Executive Officer of the Company since 2002; Vice Chairman        52
                         of the Company since 1995; Chief Executive Officer, GenAmerica Financial
                         Corporation (financial services) 2000-2002; Executive Vice President, General
                         American 1997-2000; President, Collaborative Strategies (management consulting)
                         1983-1997.

Peter F. Benoist         Executive Vice President of the Company and Chairman and Chief Executive              55
                         Officer of Enterprise Bank since 2002; Executive Director, St. Louis Regional
                         Housing and Community Development Alliance (RCGA) 1999-2002; Regional Chairman,
                         Firstar Corporation 1997-1999; Executive Vice President, Mark Twain Bancshares
                         1984-1997.

C. Duncan Burdette       Senior Credit Officer, Enterprise Bank since 2000; Senior Credit Officer,             44
                         Mercantile Bank, Kansas City 1999; Senior Credit Officer, Mercantile Bank,
                         Community Banking 1997 - 1998.

Frank H. Sanfilippo      Chief Financial Officer of the Company since 2001; Executive Vice President and       40
                         Chief Financial Officer of First Banks, Inc 1999-2001; Senior Vice President
                         and Director of Management Accounting, Mercantile Bancorporation Inc. 1997-1999.

Jack L. Sutherland       President and Chief Operating Officer of Enterprise Bank since 2000; President,       59
                         Aurora Products (manufacturer) 1999; Vice Chairman Mercantile Bank Kansas City
                         1997-1998; Regional President and Chief Executive Officer Mark Twain Bank
                         Kansas City 1990-1997.

Paul L. Vogel            President of Enterprise Trust (financial planning and trust division of               36
                         Enterprise Bank) since 1998; Practice leader of the Private Client Services
                         Group with Arthur Andersen LLP 1997-1998.

James C. Wagner          Executive Vice President of the Company since 2001; Chief Financial Officer of        37
                         the Company 1997-2001; Assistant Vice President, Enterprise Bank 1988-1997.

                             Executive Compensation

The following tables show the compensation paid by the Company to the Company's Chief Executive Officer, former Chief Executive Officer and the four other most highly paid executive officers of the Company, including its subsidiary, Enterprise Bank, for the years ended December 31, 2002, 2001 and 2000. The individuals listed in this table are known as "named executive officers".

------------------------------------------------------------------------------------------------------------------------------
                                                 Annual Compensation                        Long Term
                                    -----------------------------------------------       Compensation
                                                                                          ------------
                                                                                             Awards
                                                                                          ------------
                                                                       Other               Securities              All
                                                                       Annual              Underlying             Other
         Name              Year      Salary         Bonus          Compensation (1)       Options/SARs       Compensation (2)
------------------------------------------------------------------------------------------------------------------------------
Kevin C. Eichner (3)       2002     $150,000      $150,100              $3,000                82,905              $1,175
                        ------------------------------------------------------------------------------------------------------
                           2001          N/A           N/A                 N/A                 5,000                 N/A
                        ------------------------------------------------------------------------------------------------------
                           2000          N/A           N/A                 N/A                 5,000                 N/A
                        ------------------------------------------------------------------------------------------------------
Fred H. Eller (4)          2002     $212,500          $100                  $0                     0            $231,002
                        ------------------------------------------------------------------------------------------------------
                           2001     $286,250       $25,000                  $0                10,000              $8,648
                        ------------------------------------------------------------------------------------------------------
                           2000     $275,000       $85,150                  $0                 9,000              $9,644
                        ------------------------------------------------------------------------------------------------------
C. Duncan Burdette         2002     $171,062       $80,990              $6,000                 8,000             $17,914
                        ------------------------------------------------------------------------------------------------------
                           2001     $160,000       $27,200              $6,000                 7,500              $4,129
                        ------------------------------------------------------------------------------------------------------
                           2000      $80,000       $24,000              $2,100                10,000              $3,714
                        ------------------------------------------------------------------------------------------------------
Jack L. Sutherland         2002     $259,187      $118,525              $7,200                12,000             $15,779
                        ------------------------------------------------------------------------------------------------------
                           2001     $261,250       $28,000              $7,200                10,000              $3,848
                        ------------------------------------------------------------------------------------------------------
                           2000     $119,792       $45,150              $2,325                20,000              $3,810
                        ------------------------------------------------------------------------------------------------------
Paul L. Vogel (5)          2002       $8,125       $12,650            $333,607                 4,000             $19,610
                        ------------------------------------------------------------------------------------------------------
                           2001     $136,250            $0            $289,807                 5,000              $5,993
                        ------------------------------------------------------------------------------------------------------
                           2000     $125,000            $0             $98,385                 5,000              $6,778
                        ------------------------------------------------------------------------------------------------------
James C. Wagner            2002     $148,125       $73,343              $4,200                 8,500              $8,832
                        ------------------------------------------------------------------------------------------------------
                           2001     $148,125       $25,000              $4,200                 8,000              $4,662
                        ------------------------------------------------------------------------------------------------------
                           2000     $121,250       $45,150              $4,200                 7,000              $6,753
------------------------------------------------------------------------------------------------------------------------------

(1)  Includes referral fee income, Commissions and Car allowance

(2) Includes split dollar life insurance premium, long-term disability premium, company 401(k) match deferrals, club membership dues and non-compete payments, when applicable.

(3) Kevin C. Eichner became President and Chief Executive Officer on July 1, 2002. Prior to becoming President and Chief Executive Officer, Mr. Eichner served as Vice-Chairman of the Company. A discussion of the terms of Mr. Eichner's employment agreement is presented below.

(4) Resigned as an employee on September 30, 2002 after a three-month transition period with Mr. Eichner. Under a separation agreement dated September 30, 2002, Mr. Eller is entitled to $675,000 paid over three years in exchange for his non-solicitation of the Company's customers (as defined in the agreement) or employees.

(5) In 2001, Mr. Vogel's compensation changed to a primarily incentive-based structure. Mr. Vogel is paid a share of both the gross revenue and net operating income generated in the Trust advisory division.

                        Options/SAR Grants in Fiscal 2002

The following table sets forth information concerning the individual grants of stock options to each of the named executive officers during 2002. The exercise price per share of each option was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors. The Company has never granted stock appreciation rights to any of the named executive officers. The potential realizable value is calculated based on the term of the options at its time of grant and an assumed rate of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the Company and the date on which the options are exercised.

----------------------------------------------------------------------------------------------------------------------------
                                                 Individual Grants                               Potential Realizable
                         ------------------------------------------------------------------        Value at Assumed
                           Number of        Percent of                                          Annual Rates of Stock
                           Securities     Total Options/                                        Price Appreciation for
                           Underlying      SARs Granted                                              Option Term
                          Options/SARs     to Employees      Exercise or     Expiration    ---------------------------------
          Name              Granted       in Fiscal Year     Base Price         Date              5%              10%
----------------------------------------------------------------------------------------------------------------------------
Kevin C. Eichner             82,905            21.5%             $9.30         7/1/2012        $484,888       $1,228,802
                         ---------------------------------------------------------------------------------------------------
Fred H. Eller                   ---              ---               ---              ---             ---              ---
                         ---------------------------------------------------------------------------------------------------
C. Duncan Burdette            8,000             2.1%            $10.00        8/28/2012         $50,312         $127,499
                         ---------------------------------------------------------------------------------------------------
Jack L. Sutherland           12,000             3.1%            $10.25        9/24/2012         $77,354         $196,030
                         ---------------------------------------------------------------------------------------------------
Paul L. Vogel                 4,000             1.0%            $10.00        8/28/2012         $25,156          $63,750
                         ---------------------------------------------------------------------------------------------------
James C. Wagner               8,500             2.2%            $10.25        9/24/2012         $54,792         $138,855
----------------------------------------------------------------------------------------------------------------------------

     Aggregated Option/SAR Exercises in 2002 and Year End Option/SAR Values

The following table sets forth certain information regarding the number and value of unexercised options held by each of the named executive officers as of December 31, 2002. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options/SARs at Fiscal Year End" are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of the Company's common stock on December 31, 2002 and the per share option exercise price.

----------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Securities
                                                                 Underlying Unexercised            Value of Unexercised
                                                                     Options/SARs at              In-the-Money Options/
                                   Shares Exercised                  Fiscal Year End             SARs at Fiscal Year End
                           --------------------------------- -------------------------------- ------------------------------
                               Number of
                            Shares Acquired       Value
           Name             On Exercise (#)   Realized ($)     Exercisable     Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Kevin C. Eichner                 30,000         $252,600          33,000          89,905         $215,850        $268,296
                           -------------------------------------------------------------------------------------------------
Fred H. Eller                    92,000         $657,050               0               0               $0              $0
                           -------------------------------------------------------------------------------------------------
C. Duncan Burdette                  ---              ---           5,500          20,000           $1,125         $24,500
                           -------------------------------------------------------------------------------------------------
Jack L. Sutherland                  ---              ---          10,000          32,000           $1,500         $33,000
                           -------------------------------------------------------------------------------------------------
Paul L. Vogel                       ---              ---          46,200          21,800         $108,750         $40,000
                           -------------------------------------------------------------------------------------------------
James C. Wagner                     ---              ---          34,400          19,100         $216,300         $23,925
----------------------------------------------------------------------------------------------------------------------------

                            Equity Compensation Plans

The following table summarizes the Company's equity compensation plans as of December 31, 2002. Information is included for both equity compensation plans approved by the Company shareholders and equity compensation plans not approved by the Company shareholders.

----------------------------------------------------------------------------------------------------------------------------
                                                                                            Number of securities remaining
                                  Number of securities to                                    available for future issuance
                                  be issued upon exercise     Weighted-average exercise        under equity compensation
                                  of outstanding options,   price of outstanding options,       plans (excluding shares
                                    warrants and rights          warrants and rights            reflected in column (a)
Plan Category                               (a)                          (b)                              (c)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by the Company's
shareholders                           1,151,738 (1)                    $9.93                             48,050 (2)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by the Company's
shareholders                             132,905 (3)                    $9.66                            617,095 (3)
----------------------------------------------------------------------------------------------------------------------------
Total                                  1,284,643                        $9.90                            665,145
----------------------------------------------------------------------------------------------------------------------------

(1) Includes the following:

     a. 13,200 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1990 Stock Incentive Plan (Plan II);

     b. 415,300 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1996 Stock Incentive Plan (Plan III);

     c. 556,200 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1999 Stock Incentive Plan (Plan IV);

     d. 68,788 shares of common stock to be issued upon exercise of outstanding stock options granted under a stock option plans inherited with the Commercial Guaranty Bank merger in 2000.

     e. 98,250 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Nonqualified plan.

(2) Includes the following:

     a. 41,300 shares of common stock available for issuance under the 1999 Stock Incentive Plan (Plan IV);

     b. 6,750 shares of common stock available for issuance under the 1998 Nonqualified Plan.

(3) Plan V was adopted by the Company's Board of Directors on October 26, 2002 and is subject to stockholder approval at the 2003 Annual Meeting of shareholders. Plan V has 617,095 options available for future grants.


                              Employment Agreements

Executive Employment Agreement with Mr. Eichner. The Company entered into an Executive Employment Agreement with Mr. Eichner dated July 1, 2002 (the "Eichner Agreement"). The following is intended to be a general summary of the provisions of the Eichner Agreement. The agreement specifies that Mr. Eichner will serve as the President and Chief Executive Officer of the Company for an initial term of three years. The term may be extended by mutual written agreement of Mr. Eichner and the Company. The duties and responsibilities of Mr. Eichner are specifically identified in the Eichner Agreement and are believed to be consistent with the duties and responsibilities of someone in that position for a financial services company.

The Eichner Agreement provides that Mr. Eichner will receive a minimum annual base salary of $300,000 and is further entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company as determined by the Compensation Committee. Mr. Eichner is entitled to receive a draw against his annual targeted bonus, provided that the Board of Directors may reduce or eliminate such draw based on its evaluation of his progress in meeting his established targets.

The Eichner Agreement also grants to Mr. Eichner stock options for 82,905 common shares at $9.30 per share. Options will vest and become exercisable at the rate of 27,635 shares per year starting on June 30, 2003 through June 30, 2005. Mr. Eichner will also be eligible for additional stock option grants annually as determined by the Board of Directors under plans amended or adopted by the Company from time to time.

The Eichner Agreement provides no exact termination date, but provides for various potential circumstances for termination by the Company or Mr. Eichner. These circumstances include mutual agreement, by the Company for "cause" (as defined in the Eichner Agreement), by the Company without cause at any time (as defined in the Eichner Agreement), by the Company due to Mr. Eichner's disability (as defined in the Eichner Agreement), and by Mr. Eichner in regard to "change of control" (as defined in the Eichner Agreement).

The method of termination determines the amount of compensation, if any, due to Mr. Eichner in connection with such termination. Generally, Mr. Eichner is entitled to payment of salary and bonus through his date of termination. If the Company terminates him "other than for cause", he shall be paid as severance compensation his base salary through the remaining period of the Eichner Agreement or the one-year period commencing on the termination date (whichever period is shorter) plus any accrued and unpaid bonus. If he is terminated in connection with a "change of control", Mr. Eichner is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus. In the event of Mr. Eichner's death, the Company is obligated to pay him his annual salary and bonus through the date of death.

The Eichner Agreement also includes certain restrictive covenants that limit Mr. Eichner's ability to compete with the Company or to divulge certain confidential information concerning the Company during his period of employment and for a period of 12 months after termination of his employment.

Other employment agreements. Except for Mr. Burdette, each of the named executive officers, serves pursuant to an Employment Agreement with the Company. The Agreements do not have specific termination dates other than death or disability of the officer. In the event of a termination for cause, (as defined) the officer will only be entitled to payment of base salary through the date of termination. If the officer (i) is terminated without Cause, (ii) is not offered employment after a Change of Control or (iii) voluntarily resigns, he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation (or, in Mr. Vogel's case, he is paid at an annual rate which approximates his commissions earned in the most recent year) for the two most recent years prior to termination. The two-year payment period is designed to coincide with the non-compete covenants in the agreements, which provide that the officer will not, for the period of employment and two years thereafter, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.


                          Transactions with Management

Some of the directors and officers of the Company and of its subsidiary bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2002, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $16,400,000.

                                Performance Graph

The Common Stock of the Company is not listed or traded on an exchange. It is, however, traded over the counter and quoted on the NASDAQ Bulletin Board. The following graph depicts the cumulative total shareholder return on the Company's Common Stock from December 31, 1997 through December 31, 2002. The graph compares the Common Stock of the Company with the NASDAQ Stock Market Composite Index for United States Companies and an industry peer group. The peer group is determined using SIC code (6710) which is a group of bank and financial holding companies that are NASDAQ traded and are similar in nature to the Company. The comparisons reflected in the graph, however, are not intended to forecast the future performance of the Common Stock of the Company and may not be indicative of such future performance. The graph assumes an investment of $100.00 in the Common Stock and each index on December 31, 1997 and the reinvestment of all dividends. The beginning stock price for the Company's Common Stock was $6.75 per share on December 31, 1997 and the ending price was $12.50 per share on December 31, 2002.


                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                      Enterprise Financial Services Group



                              [GRAPH APPEARS HERE]



--------------------------------------------------------------------------------------------------------------------
                            12/31/97        12/31/98       12/31/99        12/31/00        12/31/01        12/31/02
--------------------------------------------------------------------------------------------------------------------
Enterprise Financial           100.0           177.5          208.7           165.2           236.2           152.4
--------------------------------------------------------------------------------------------------------------------
Nasdaq Market                  100.0           141.0          261.5           157.4           124.9            86.3
--------------------------------------------------------------------------------------------------------------------
Peer Group                     100.0           102.1           97.8           114.3           125.0           127.4
--------------------------------------------------------------------------------------------------------------------

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.

D.   The index level for all series was set to $100.00 on December 31, 1997.

E. Data for Enterprise Financial Services Corp was provided by the Company based upon periodic trading data.

F. Market and Peer Group data was supplied by The University of Chicago Graduate School of Business, Center for Research in Security Prices.

 Information Regarding Beneficial Ownership of Principal Shareholders, Directors
                                 and Management

The following table sets forth, as of March 10, 2003, certain information regarding ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company's Common Stock (ii) each director of the Company, the named executive officers, and (iii) all directors and executives officers as a group. As of March 10, 2003 there were 9,532,616 shares of Common Stock outstanding.

                                                 Number of      Percentage
     Beneficial Owner                               Shares   Ownership (1)(2)
     ----------------                            ---------   ----------------
     Kevin C. Eichner (3) (4) (5)
       150 N. Meramec
       St. Louis, MO  63105                        519,558               5.5%
     Ronald E. Henges (3) (4) (6) (7)              416,656               4.4%
     Paul R. Cahn (8)                              325,629               3.4%
     Robert E. Guest, Jr. (6) (9)                  194,370               2.0%
     Paul J. McKee, Jr. (3) (10)                   191,120               2.0%
     William B. Moskoff (11)                       144,077               1.5%
     Robert E. Saur (12)                           132,435               1.4%
     James C. Wagner (3) (4) (13)                   99,506               1.0%
     Fred H. Eller (4) (14)                         99,101               1.0%
     Ted C. Wetterau (15)                           67,820                  *
     Henry D. Warshaw (3) (16)                      66,242                  *
     Paul L. Vogel (3) (4) (17)                     65,831                  *
     Peter F. Benoist (18)                          62,800                  *
     Birch M. Mullins (19)                          54,550                  *
     Richard S. Masinton (3) (20)                   43,621                  *
     James L. Wilhite (21)                          38,163                  *
     James J. Murphy, Jr. (22)                      36,615                  *
     Jack L. Sutherland (3) (4) (26)                26,244                  *
     Ted A. Murray (3) (23)                         24,383                  *
     Stephen A Oliver (24)                          20,000                  *
     James A. Williams (25)                         19,520                  *
     C. Duncan Burdette (3) (27)                    14,500                  *
     William H. Downey (28)                          6,000                  *
     Jerry McElhatton                                    -                  *
     All Directors and Executive Officers
     as a Group (25 persons)                     2,498,369              26.2%

*   Less than 1%

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 187,276 shares of Common Stock.

(2) Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3) Includes options outstanding and exercisable as of March 10, 2003, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 33,000 shares; Mr. Henges, 32,000 shares; Mr. McKee 1,000 shares; Mr. Wagner, 34,400 shares; Mr. Vogel, 46,200 shares; Mr. Sutherland, 10,000 shares; Mr. Warshaw, 14,462 shares; Mr. Masinton, 3,857 shares; Mr. Murray, 3,857 shares; Mr. Burdette, 5,500 shares; all directors and named executive officers as a group, 184,276 shares.

(4) Represents shares held by EBSP III, LLC which total 72,808 shares. Mr. Eichner, Mr. Henges, Mr. Wagner, Mr. Eller, Mr. Vogel and Mr. Sutherland each own 1/8th interest in the LLC. Ownership for Messrs. Henges, Wagner, Eller, Vogel and Sutherland include their respective 1/8th interest or 9,101 shares. Ownership for Mr. Eichner includes 72,808 shares.

(5) Includes 285,200 shares held by Meramec Enterprise Holdings, LLC to which Mr. Eichner has sole voting and investment power. Includes 38,550 shares held in the name of Mr. Eichner in which he has sole voting and investment power and 90,000 shares held in Mr. Eichner's trust in which he has sole voting and investment power.

(6) Represents shares held by Henges Equity L.P. which total 337,995 shares. Mr. Henges is the General Partner and Mr. Guest is the Successor General Partner. Ownership for Mr. Henges includes 337,995 shares. Ownership for Mr. Guest includes 112,665 shares held by the spouse of Mr. Guest to which Mr. Guest has shared voting and investment power.

(7) Includes 5,000 shares in an Individual Retirement Account for the benefit of Mr. Henges to which Mr. Henges has sole voting and investment power; and 32,560 held in trust for the benefit of Mr. Henges to which Mr. Henges has sole voting and investment power.

(8) Includes 15,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has shared voting and investment power; 1,000 shares held by the spouse of Mr. Cahn to which Mr. Cahn has shared voting and investment power; and 309,629 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has shared voting and investment power.

(9) Includes 36,000 shares held jointly by Mr. Guest and his spouse to which Mr. Guest has shared voting and investment power; 3,020 shares held in the name of Mr. Guest to which Mr. Guest has sole voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest's spouse to which Mr. Guest has shared voting and investment power; 34,465 shares held in a trust for the benefit of Mr. Guest's children to which Mr. Guest is a co-trustee and has shared voting and investment power. Excludes 211,977 shares held in a trust to which Mr. Guest is an administrative co-trustee.

(10) Includes 15,731 shares held in a trust for the benefit of Mr. McKee to which Mr. McKee has sole voting and investment power; 135,411 shares held in a trust for the benefit of Mr. McKee's spouse to which Mr. McKee has shared voting and investment power; and 38,978 shares held in an Individual Retirement Account for the benefit of Mr. McKee to which Mr. McKee has sole voting and investment power.

(11) Includes 124,077 shares held of record by Vasil's L.P., of which Mr. Moskoff is the General Partner and has shared voting and investment power and 20,000 in an Individual Retirement Account for the benefit of Mr. Moskoff to which Mr. Moskoff has sole voting and investment power.

(12) Includes 60 shares held in the name of Mr. Saur to which Mr. Saur has sole voting and investment power; 116,940 shares held in a trust for the benefit of Mr. Saur to which Mr. Saur has sole voting and investment power; and 15,435 shares held in a family partnership to which Mr. Saur has shared voting and investment power.

(13) Includes 37,535 shares held jointly by Mr. Wagner and his spouse to which Mr. Wagner has shared voting and investment power and 18,470 shares held in a trust for the benefit of Mr. Wagner's children and other relatives. Mr. Wagner is a co-trustee and has shared voting and investment power and investment authority for this trust.

(14) Includes 90,000 shares held in the Eller Family Partnership to which Mr. Eller has shared voting and investment power.

(15) Includes 67,820 shares held of record by Wetterau Ventures, L.P. to which Mr. Wetterau is the General Partner and has shared voting and investment power. (16) Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has sole voting and investment power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr.

     Warshaw has shared voting and investment power; and 60 shares in the name of Mr. Warshaw to which Mr. Warshaw has sole voting and investment power.

(17) Includes 2,027 shares held in an Individual Retirement Account (SEP) for the benefit of Mr. Vogel to which Mr. Vogel has sole voting and investment power; and 8,503 shares held in a trust account for the benefit of Mr. Vogel to which Mr. Vogel has sole voting and investment power.

(18) Includes 62,800 shares held jointly by Mr. Benoist and his spouse to which Mr. Benoist has shared voting and investment power.

(19) Includes 53,550 shares held in the name of Mr. Mullins to which Mr. Mullins has sole voting and investment power and 1,000 shares held in trust for the benefit of Mr. Mullins to which Mr. Mullins has sole voting and investment power.

(20) Includes 857 shares held in a trust of the spouse of Mr. Masinton, for the benefit of the spouse of Mr. Masinton, to which Mr. Masinton has shared voting and investment power; 500 shares held in an Individual Retirement Account for the benefit of Mr. Masinton to which Mr. Masinton has sole voting and investment power; and 38,407 shares held in a trust for the benefit of Mr. Masinton to which Mr. Masinton has sole voting and investment power.

(21) Includes 1,950 shares held in a trust for the benefit of the spouse of Mr. Wilhite of which the spouse of Mr. Wilhite is trustee, and Mr. Wilhite has shared voting and investment power; 3 shares in the name of Mr. Wilhite to which Mr. Wilhite has sole voting and investment power; 15,500 shares held in Mr. Wilhite's trust in which he has sole voting and investment power; 4,000 shares held of record by the Wilhite Family Partnership, L.P., to which Mr. Wilhite has shared voting and investment power; and 16,710 shares held in an Individual Retirement Account for Mr. Wilhite in which Mr. Wilhite has sole voting and investment power.

(22) Includes 36,615 shares held in the name of Mr. Murphy to which Mr. Murphy has sole voting and investment power.

(23) Includes 13,885 shares held in a trust of the spouse of Mr. Murray for the benefit of the spouse of Mr. Murray to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Murray to which Mr. Murray has shared voting and investment power; 1,285 shares held in an Individual Retirement Account for the benefit of Mr. Murray to which Mr. Murray has sole voting and investment power; 2,571 shares held in the name of Mr. Murray to which Mr. Murray has sole voting and investment power; and 1,500 shares held jointly with his spouse to which Mr. Murray has shared voting and investment power.

(24) Includes 20,000 shares held jointly by Mr. Oliver and his spouse to which Mr. Oliver has shared voting and investment power.

(25) Includes 2,535 shares held in an Individual Retirement Account for the benefit of Mr. Williams to which Mr. Williams has sole voting and investment power; 11,985 shares held in the name of Mr. Williams in which Mr. Williams has sole voting and investment power and 5,000 shares held in a joint trust account with the spouse of Mr. Williams in which Mr. Williams has shared voting and investment power.

(26) Includes 7,143 shares held jointly by Mr. Sutherland and his spouse to which he has shared voting and investment power.

(27) Includes 9,000 shares held in the name of Mr. Burdette to which Mr. Burdette has sole voting and investment power.

(28) Includes 6,000 shares held in name of Mr. Downey to which Mr. Downey has sole voting and investment power.

                INDEPENDENT PUBLIC ACCOUNTANTS - (Proposal No. 2)

The Company engaged KPMG LLP to audit the Company's financial statements for the fiscal years ended December 31, 2002, 2001 and 2000. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has selected KPMG LLP to be the independent public accountants for calendar year 2003 and recommends that the shareholders ratify the appointment of the auditors. Although shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, shareholder ratification of the appointment or reappointment of independent public accountants. If the shareholders do not ratify the selection of KPMG LLP, the Audit Committee will review the selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                  2002 STOCK INCENTIVE PLAN - (Proposal No. 3)

Previous stock option plans were designed to attract and retain qualified persons to serve as key employees of the Company and its subsidiaries, as well as to ensure additional incentive for persons who can contribute significantly to the success of the business.

In the belief that the plans adopted earlier accomplished their objectives and that the Company should be in a position to continue to provide incentives to officers and other employees to contribute to the future success and prosperity of the Company, the Board of Directors, on October 26, 2002, unanimously adopted the 2002 Stock Incentive Plan (the "2002 Plan"), subject to approval by the stockholders. The following is a summary of the provisions of the 2002 Plan.

The purpose of the 2002 Stock Incentive Plan (the "Plan") is to provide favorable opportunities for officers and other key employees of the Company and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the Plan, options to purchase the Company's Common Stock ("Options") and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet the requirements of said
Section 422(b) of the Code, herein referred to as non-qualified stock options.

The Plan shall be administered by the Compensation Committee (the "Committee") consisting of three or more members of the Board of Directors of the Company, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board of Directors or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934.

The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries ("optionees") and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

The total number of shares which may be sold or awarded under the Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed 750,000 shares of the Company's Common Stock. The total number of shares which may be sold or awarded under the Plan to any optionee, including shares for which Stock Appreciation Rights may be exercised, shall not exceed 25% of such number, as and if adjusted, over the life of the Plan.

Options granted under the Plan may be exercised during the period and in accordance with the conditions set forth in the Plan and the applicable Option Agreement; provided, however, that (i) no option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of an optionee's death, Retirement or Disability (as defined in the Plan), any options held by such optionee shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time.

Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not without stockholder approval
(i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

The proposal to approve the 2002 Plan requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 2002 STOCK INCENTIVE PLAN.

            Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities. We have adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2002, or written representations from certain reporting persons, we believe that all reporting persons except Paul R. Cahn made all filings required by Section 16(a) in a timely manner. Mr. Cahn failed to file a Form 4 reporting a purchase of Company shares. Mr. Cahn has since filed the required Form 4.

                            PROPOSALS OF STOCKHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming Shareholders' meeting if they comply with the requirements of the SEC proxy rules. Any proposals intended to be presented at the 2004 Annual Meeting of Shareholders of the Company must be received at the Company's principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before December 5, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgement as to the best interests of the Company on such matters.

By Order of the Board of Directors,

/s/ James C. Wagner

James C. Wagner, Secretary

                                   Appendix A

                       Enterprise Financial Services Corp
                             Audit Committee Charter

--------------------------------------------------------------------------------
                             Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

..    Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, legal, and accounting compliance.

..    Monitor the independence and performance of the Company's Independent
     Auditors and internal auditing department.

..    Help facilitate communication among the Company's Independent Auditors, management, internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the Independent Auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, independent counsel and other advisers that it deems necessary in the performance of its duties.

The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any public accounting firm employed by the Company (including resolution of disagreements between management and the Independent Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such public accounting firm shall report directly to the Audit Committee.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a Committee of the Board of Directors, for payment of compensation:

..    to the public accounting firm employed by the Company for the purpose of rendering or issuing an audit report; and

..    to any advisors employed by the Audit Committee under this Charter.

                    Audit Committee Compensation and Meetings

The Audit Committee shall be comprised of at least three directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Audit Committee shall be financially literate as determined by the Board of Directors in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise as will be determined by the Board of Directors in its business judgment. At a minimum, this person must have, through education and experience as a public accountant or auditor or a principal financial officer, controller, or principal accounting officer of a company, or from a position involving the performance of similar functions:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) experience in the preparation or auditing of financial statements of generally comparable issuers; and the application of such principles in connection with the accounting for estimates, accruals, and reserves;

(iii) experience with internal accounting controls; and

(iv)  an understanding of audit committee functions.

Audit Committee members shall be appointed by the Board of Directors. The Board of Directors shall designate one of the members to serve as Committee Chairman.

Except in their capacity as members of the Audit Committee, the Board of Directors or any other Board committee, the members of the Audit Committee must not (i) accept any consulting, advisory, or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any subsidiary thereof.

The Audit Committee shall meet at least four times per year or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare an agenda for each meeting. The Committee should feel free to call a meeting with any members of the Internal Audit firm, the Independent Auditors, management, or any employee of the Company at their discretion.


                   Audit Committee Responsibilities and Duties

                                Review Procedures

1. Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published, at least every three years in accordance with SEC regulations.

2. In consultation with management, the Independent Auditors and the Internal Audit firm consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to control, monitor, and report such exposures. Review significant filings prepared by the Independent Auditors and the internal auditing department together with management responses.

3. Review with financial management and the Independent Auditors prior to filing the Company's annual and quarterly financial results, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

4. Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to the release of such information.

                              Independent Auditors

5. The Committee has the sole authority and responsibility to select the Independent Auditors, evaluate their performance and, where appropriate, replace the Independent Auditors, as the independent auditors are ultimately accountable to the Audit Committee and such relationship will be confirmed with the Independent Auditors by the Audit Committee.

6. Review and approve, in advance, all audit and non-audit services to be performed by the independent auditors and the fees to be paid for such services and review with the Independent Auditors any audit problems or difficulties and management's response.

7. On an annual basis the Committee should review and discuss with Independent Auditors all significant relationships they have with the Company that could impair the Independent Auditors' independence.

8. Review the Independent Auditors' audit plan. Discuss scope, staffing, locations, reliance upon management, internal audit, and general audit approach.

9.   Discuss the results of the year-end audit with the Independent Auditors.

10. Consider the Independent Auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11.  Review with the Independent Auditors:

          a.   all critical accounting policies and practices to be used;

          b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors; and

          c. other material written or oral communications between the Independent Auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

                  Internal Audit Function and Legal Compliance

12. Review the planned procedures, organizational structure, and qualifications of the Internal Audit firm or person as needed.

13. Review the appointment, performance, and replacement of the Internal Audit function.

14. Review significant reports prepared by the Internal Audit function together with management's response and follow up to these reports.

                 Compliance with Laws and Regulations Related to
                       Financial Reporting and Tax Matters

15. Periodically review the Company's procedures for monitoring compliance with laws and regulations applicable to financial reporting and tax matters; and discuss the significant findings, if any, of reviews or examinations by regulatory agencies relating to such matters, such as the Securities and Exchange Commission.

16. Review material pending legal proceedings including the Company and other contingent liabilities.

17.  Discuss policies with respect to risk assessment and risk management.

                              Complaint Procedures

The Committee shall establish procedures for:

  a. the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

  b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                     Other Audit Committee Responsibilities

18. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. This report should be included in the Company's Annual Proxy Statement or Special Proxy Statement, if applicable.

19. Perform any other activities consistent with this charter, the Company's Bylaws and governing law as the Committee and Board deems necessary or appropriate.

20. Maintain minutes of meetings and periodically report to the Board of Directors significant results of the forgoing activities.

                                   Limitations

The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the Independent Auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not intended to be of the same quality, or held to the same professional standards of accounting, as the audit performed by the Independent Auditors.

                                   Appendix B

                       Enterprise Financial Services Corp
                            2002 Stock Incentive Plan

--------------------------------------------------------------------------------

     SECTION 1. PURPOSE. The purpose of the 2002 Stock Incentive Plan (the "Plan") is to provide favorable opportunities for officers and other key employees of Enterprise Financial Services Corp (the "Company") and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

     Pursuant to the Plan, options to purchase the Company's Common Stock ("Options") and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

     It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined) and, to the extent provided in the last sentence of
Section 2 hereof, approved by the Board of Directors. The terms "subsidiaries" and "subsidiary corporation" shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

     SECTION 2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of three or more members of the Board of Directors of the Company, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board of Directors. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee's authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board of Directors or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Exchange Act.

     SECTION 3. NUMBER OF SHARES. The total number of shares which may be sold or awarded under the Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed 750,000 shares of the Company's Common Stock. The total number of shares which may be sold or awarded under the Plan to any optionee (hereinafter defined), including shares for which Stock Appreciation Rights may be exercised, shall not exceed 25% of such number, as and if adjusted, over the life of the Plan. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option and shares that are part of a Restricted Stock award which are forfeited before the restrictions lapse shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Stock thereafter awarded under the Plan, to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time)

     SECTION 4. PARTICIPATION. The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries ("optionees") and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

     SECTION 5. TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each Option and each Stock Appreciation Right shall be set forth in an agreement or agreements between the Company and the optionee. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a)  NUMBER OF SHARES. The number of shares subject to the Option.

(b) OPTION PRICE. The option price per share (the "Option Price"), which shall not be less than 100% of the fair market value of the Company's Common Stock on the date the Option is granted. Fair market value shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Option is granted.

(c) DATE OF GRANT. Subject to previous directions of the Board of Directors pursuant to the third sentence of Section 2, the date of grant of an Option shall be the date when the Committee meets and awards such Option.

(d) PAYMENT. The Option Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable by delivering to the Company (i) cash equal to such aggregate Option Price, (ii) shares of the Company's Common Stock owned by the grantee having a fair market value on the day the Company's Common Stock is quoted immediately preceding the date of exercise (determined in accordance with Section 5(b) or as otherwise permitted by the Committee) at least equal to such aggregate Option Price,
     (iii) a combination of any of the above methods which total to such aggregate Option Price, or (iv) any other form of consideration which has been approved by the Committee, including under any approved cashless exercise mechanism; and payment of such aggregate Option Price by any such means shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if an optionee exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 5(d) prior to any dividend record date, such optionee shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date.

(e) TERM OF OPTIONS. Each Option granted pursuant to the Plan shall be for the term specified in the applicable option agreement (the "Option Agreement") subject to earlier termination in all cases as provided in paragraph (g) of this Section.

(f) EXERCISE OF OPTION. Options granted under the Plan may be exercised during the period and in accordance with the conditions set forth in the Plan and the applicable Option Agreement; provided, however, that (i) no option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of an optionee's death, Retirement (as defined below) or Disability (as defined below), any options held by such optionee shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no Option may be exercised unless the optionee is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option, except as provided in paragraph (g) of this Section, and in the case of the optionee's Retirement or Disability (in which case the optionee may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination or such shorter period as may be provided in the Option Agreement) or death (in which case the Option may be exercised by the optionee's legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the optionee was entitled to exercise it at the time of his or her death) . As used herein, "Retirement" shall mean termination of the optionee's full-time employment on or after the earliest retirement age under any qualified retirement plan of the Company or its subsidiaries which covers the optionee, or age 62 with 5 continuous years of such employment if there is no such plan and "Disability" shall mean termination of the optionee's full-time employment for reason of disability for purposes of at least one qualified retirement plan or long term disability plan maintained by the Company or its subsidiaries in which the optionee participates. Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

(g) TERMINATION OF OPTIONS. An Option, to the extent not validly exercised, shall terminate upon the occurrence of the first of the following events:

     (i)   On the date specified in the Option Agreement;

     (ii) 30 days after termination by the Company or one of its subsidiaries of the optionee's employment for any reason other than in the case of death, Retirement, Disability or deliberate gross misconduct, determined in the sole discretion of the Committee, during which 30 day period the Option may be exercised by the optionee to the extent the optionee was entitled to exercise it at the time of such termination;

     (iii) Concurrently with the time of termination by the Company or one of its subsidiaries of the optionee's employment for deliberate gross misconduct, determined in the sole discretion of the Committee (for purposes only of this subparagraph (iii) an Option shall be deemed to be exercised when the optionee has received the stock certificate (or valid instructions in the case in the delivery of uncertificated shares) representing the shares for which the Option was exercised); or

     (iv) Concurrently with the time of termination by the employee of his or her employment with the Company or one of its subsidiaries for reasons other than Retirement, Disability or death.

           Notwithstanding the above, no Option shall be exercisable after termination of employment unless the optionee shall have, during the entire time period in which his or her Options are exercisable, (a) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (b) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or, if occurring before termination of employment, would have otherwise constituted deliberate gross misconduct for purposes of
           Section 5 (g) (iii) . If these conditions are not fulfilled, the optionee shall forfeit all rights to any unexercised Option as of the date of the breach of the condition.

(h) NON-TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall not be transferable by the optionee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall during his or her lifetime be exercisable only by the optionee; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) to other persons or entities, subject to such conditions or limitations as it may establish to ensure that transactions with respect to Options intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act do not fail to maintain such exemption as a result of the Committee causing Options to be transferrable, or for other purposes; PROVIDED FURTHER, HOWEVER, that for any Option that is transferred, other than by the laws of descent and distribution, any related Stock Appreciation Right shall be extinguished.

(i) APPLICABLE LAWS OR REGULATIONS. The Company's obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

(j) LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of the Company's Common Stock, determined at the time of grant in accordance with the provisions of Section 5 (b), with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by an optionee during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

     Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any individual who, at the time of grant, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an option price per share of not less than 110% of the fair market value of the Company's Common Stock on the date the incentive stock option is granted (determined in accordance with the last sentence of Section 5 (b))

     SECTION 6. STOCK APPRECIATION RIGHTS.

(a) The Committee may, in its sole discretion, from time to time grant Stock Appreciation Rights to certain optionees in connection with any Option granted under this Plan. Stock Appreciation Rights may be granted either at the time of the grant of an Option under the Plan or at any time thereafter during the term of the Option. Stock Appreciation Rights may be granted with respect to all or part of the stock under a particular Option.

(b) Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise, in whole or in part, of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to subparagraph
     (ii) of paragraph (c) of this Section 6. Stock Appreciation Rights may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

(c) Stock Appreciation Rights shall be subject to such terms and conditions which are not inconsistent with the Plan as shall from time to time be approved by the Committee and reflected in the applicable Option Agreement (or in a separate document, which shall be considered for purposes of the Plan to be incorporated into and part of the applicable Option Agreement), and to the following terms and conditions.

     (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

     (ii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to elect to receive therefor payment in the form of shares of the Company's Common Stock (rounded down to the next whole number so no fractional shares are issued), cash or any combination thereof in an amount equal in value to the difference between the Option Price per share and the fair market value per share of Common Stock on the date of exercise multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised, subject to any limitation on such amount which the Committee may in its discretion impose. The fair market value of Common Stock shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Stock Appreciation Right is exercised or if no transaction occurred on such date, then on the last preceding day on which a transaction did take place.

     (iii) Any exercise of Stock Appreciation Rights by an officer or director subject to Section 16(b) of the Exchange Act, as well as any election by such officer or director as to the form of payment of Stock Appreciation Rights (Common Stock, cash or any combination thereof), shall be made during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the twelfth business day following the date of such release ("window period") . In the event that such a director or officer exercises a Stock Appreciation Right for cash or stock pursuant to this Section 6 during a "window period", the day on which such right is effectively exercised shall be that day, if any, during such "window period" which is designated by the Committee in its discretion for all such exercises by such individuals during such period. If no such day is designated, the day of effective exercise shall be determined in accordance with normal administrative practices of the Plan.

(d) To the extent that Stock Appreciation Rights shall be exercised, the Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Plan under which such Options shall have been granted. Any shares of Common Stock which are not purchased due to the surrender in whole or in part of an Option pursuant to this Section 6 shall not be available for granting further Options under the Plan.

     SECTION 7. RESTRICTED STOCK PERFORMANCE AWARDS. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company's Common Stock or awards of units representing shares of the Company's Common Stock, up to 750,000 shares in the aggregate, to such officers and other key employees of the Company and its subsidiaries in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish ("Restricted Stock") . The terms, conditions and restrictions of any Restricted Stock award made under this Plan shall be set forth in an agreement or agreements between the Company and the recipient of the award.

(a) ISSUANCE OF RESTRICTED STOCK. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions.

(b) STOCKHOLDER RIGHTS. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.

(c) RESTRICTION ON TRANSFERABILITY. None of the shares or units of a Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a recipient or, in the case of a recipient's death, to the recipient's legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for transfer of shares or units of a Restricted Stock Award to other persons or entities.

(d) DELIVERY OF SHARES. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreement or the release from the terms, conditions and restrictions of a Restricted Stock award agreement, as determined by the Committee, the Company shall deliver, as soon as practicable, to the recipient of the award (or permitted transferee), or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate (or proper crediting in uncertificated shares) for the appropriate number of shares of the Company's Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) FORFEITURE OF RESTRICTED STOCK. Subject to Section 7(f), all of the restricted shares or units with respect to a Restricted Stock award shall be forfeited and all rights of the recipient with respect to such restricted shares or units shall terminate unless the recipient continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the award agreement.

(f) WAIVER OF FORFEITURE PERIOD. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, Disability or Retirement of the recipient of the award or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate.

     SECTION 8. ADJUSTMENT IN EVENT OF CHANGE IN STOCK. Subject to Section 9, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company's capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee's proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h) (3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

     SECTION 9. EFFECT OF A CHANGE OF CONTROL.

(a) For purposes of this Section 9, "Change of Control" shall, unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d) (2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13 (d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, "Permitted Holder" means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

(b) Except to the extent reflected in a particular award agreement, in the event of a Change of Control:

     (i) notwithstanding any vesting schedule, or any other limitation on exercise or vesting, with respect to an award of Options, Stock Appreciation Rights or Restricted Stock, such Options or Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares subject thereto, and the restrictions shall expire immediately with respect to 100 percent of such Restricted Stock award; and

     (ii) the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

     SECTION 10. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 8), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

     SECTION 11. EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board of Directors of the Company on October 26, 2002, subject to approval by the stockholders of the Company at their annual meeting to be held in 2003. Neither the Plan nor any Option or Stock Appreciation Right or Restricted Stock award shall become binding until the Plan is approved by a vote of the stockholders in a manner which complies with Sections 162(m) and 422(b) (1) of the Code. No Option may be granted and no stock may be awarded under the Plan before July 1, 2002 nor after June 30, 2012.

     SECTION 12. TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at fair market value on the date of payment in accordance with Section 5 (b) , in an amount necessary to satisfy all federal, state or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company's Common Stock, the optionee or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company's Common Stock of equivalent fair market value in payment of such withholding tax obligations if the optionee elects to make payment in such manner.

     SECTION 13. CONSTRUCTION AND CONDITIONS. The Plan and Options, Restricted Stock awards, and Stock Appreciation Rights granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

     Neither the existence of the Plan nor the grant of any Options or Stock Appreciation Rights or awards of Restricted Stock pursuant to the Plan shall create in any optionee the right to continue to be employed by the Company or its subsidiaries. Employment shall be "at will" and shall be terminable "at will" by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

                       ENTERPRISE FINANCIAL SERVICES CORP
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 2003

     The undersigned hereby appoints Paul J. McKee, Jr and Kevin C. Eichner and each of them, with our without the other, proxies with full power of substitution to vote as designated below, all shares of stock of Enterprise Financial Service Corp (the "Company") that the undersigned signatory hereof would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Marriott West, 600 Maryville Centre Drive, St. Louis, Missouri on Wednesday, April 23, 2003 at 4:00 p.m. and adjournment or postponement thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS
     Election of 21 directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.




   0 FOR all nominees listed below                      0 WITHHOLD AUTHORITY to vote
     (Except as marked to the contrary below)             FOR all nominees as listed below

   ___Paul J. McKee, Jr.     ___Kevin C. Eichner        ___Peter F. Benoist       ___Paul R. Cahn         ___William H. Downey
   ___Robert E. Guest, Jr.   ___Ronald E. Henges        ___Richard S. Masinton    ___Jerry McElhatton     ___William B. Moskoff
   ___Birch M. Mullins       ___James J. Murphy, Jr.    ___Ted A. Murray          ___Stephen A. Oliver    ___Robert E. Saur
   ___Jack L. Sutherland     ___Paul L. Vogel           ___Henry D. Warshaw       ___Ted C. Wetterau      ___James L. Wilhite
   ___James A. Williams

   INSTRUCTIONS: You may vote for all directors by marking where indicated above "FOR all nominees listed below", withhold your vote until the meeting by marking where indicated above "WITHHOLD AUTHORITY to vote" or vote for individual director(s) by marking next to each name the number of votes to be cast for that person.

2. Ratification and Approval of KPMG LLP as auditors for the year ending December 31, 2003.
   0 FOR                          0 AGAINST                 0 ABSTAIN

3. Approval and adoption of 2002 Incentive Stock Plan.
   0 FOR                          0 AGAINST                 0 ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please date, sign and return this Proxy card by mail, postage prepaid.



                                       Date: __________________________, 2003

                                       Sign Here: _____________________________

                                       ________________________________________


(Please sign exactly as name appears on the label for this mailing. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THIS PROXY.